As filed with the Securities and Exchange Commission on July 22, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GREEN DOT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-4766827
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)
605 East Huntington Drive, Suite 205
Monrovia, CA 91016
(Address of Principal Executive Offices and Zip Code)
Second Amended and Restated 2001 Stock Plan
2010 Equity Incentive Plan
2010 Employee Stock Purchase Plan
(Full Title of the Plan)

John C. Ricci
General Counsel
605 East Huntington Drive, Suite 205
Monrovia, CA 91016
(Name and Address of Agent For Service)

Copies to:
William L. Hughes, Esq.
Philip J. Reuther, Esq.
Fenwick & West LLP
555 California Street
San Francisco, CA 94104
(650) 988-8500
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities	Amount to be	Proposed maximum	Proposed maximum	Amount of
to be registered	registered(1)	offering price per share	aggregate offering price	registration fee
Class A Common Stock, $0.001 par value per share
— To be issued under the 2010 Equity Incentive Plan	1,920,500	$36.00 (2)	$69,138,000	$4,930
— Outstanding under the 2010 Equity Incentive Plan	79,500	$36.00 (3)	$2,862,000	$205
— To be issued under the 2010 Employee Stock Plan	200,000	$30.60 (4)	$6,120,000	$437
Class B Common Stock, $0.001 par value per share
— Outstanding under the 2001 Stock Plan	5,273,464	$9.25 (5)	$48,779,542	$3,478
Total	7,473,464(6)		$126,899,542	$9,050

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A or Class B common stock under the Registrant’s Second Amended and Restated 2001 Stock Plan (the “2001 Plan”), the 2010 Equity Incentive Plan (the “Equity Incentive Plan”) and the 2010 Employee Stock Purchase Plan (the “Purchase Plan”) that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Class A or Class B common stock.

(2)	Estimated pursuant to Rule 457(h) under the Securities Act solely for purposes of calculating the registration fee on the basis of the initial public offering price (the “Offering Price”) of the Registrant’s common stock as set forth in the Registrant’s prospectus filed with the Securities and Exchange Commission (the “Commission”) on July 22, 2010 pursuant to Rule 424(b) under the Securities Act.

(3)	Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the exercise price of $36.00 per share.

(4)	Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of 85% of the Offering Price. Pursuant to the Purchase Plan, the purchase price of the shares will be 85% of the lower of the fair market value of the Class A common stock on the first trading day of the offering period or on the last day of the offering period.

(5)	Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price (rounded to the nearest cent) for outstanding options under the 2001 Plan.

(6)	Excludes shares of Class A common stock issuable upon conversion of the shares of Class B common stock (a convertible security) being registered under this registration statement.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
     Information required by this Item 1 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the instructions to Form S-8. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.
Item 2. Registrant Information and Employee Plan Annual Information.
     Information required by this Item 2 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the instructions to Form S-8. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:
(a)	the Registrant’s prospectus filed on July 22, 2010 pursuant to Rule 424(b) under the Securities Act relating to the registration statement on Form S-1, as amended (File No. 333-165081) (the “Form S-1”); and

(b)	the description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (Registration No. 001-34819) filed on July 13, 2010 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.
          Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.
Item 4. Description of Securities.
          Not applicable.

Item 5. Interests of Named Experts and Counsel.
          Not applicable.
Item 6. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.
     As permitted by the Delaware General Corporation Law, the Registrant’s restated certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except for liability:
•	for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); or

•	for any transaction from which the director derived an improper personal benefit.
          As permitted by the Delaware General Corporation Law, the Registrant’s restated bylaws provide that:
•	the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;

•	the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions; and

•	the rights conferred in the bylaws are not exclusive.
               In addition, the Registrant has entered into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s restated certificate of incorporation and restated bylaws and to provide additional procedural protections.
          The Registrant has directors’ and officers’ liability insurance for securities matters.
          In addition, Michael J. Moritz, one of our directors, is indemnified by his employer with regard to his serving on the Registrant’s board of directors.
          These indemnification provisions and the indemnification agreements entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.
               See also the undertakings set out in response to Item 9 hereof.

Item 7. Exemption From Registration Claimed.
          Not applicable.
Item 8. Exhibits.
          (a) The following exhibits are filed herewith:

Number	Exhibit Title
4.01	Form of Tenth Amended and Restated Certificate of Incorporation of the Registrant, to be effective upon the completion of the Registrant’s initial public offering of its common stock (incorporated herein by reference to Exhibit 3.02 of the Form S-1).

4.02	Form of Amended and Restated Bylaws of the Registrant, to be effective upon the completion of the Registrant’s initial public offering of its common stock (incorporated herein by reference to Exhibit 3.04 of the Form S-1).

5.01	Opinion of Fenwick & West LLP regarding legality of the securities being registered.

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.01	Power of Attorney (see signature page hereto).

99.01	Second Amended and Restated 2001 Stock Plan and forms of notice of stock option grant, stock option agreement and stock option exercise letter (incorporated herein by reference to Exhibit 10.02 of the Form S-1).

99.02	2010 Equity Incentive Plan and forms of notice of stock option grant, stock option award agreement, notice of restricted stock award, restricted stock agreement, notice of stock bonus award, stock bonus award agreement, notice of stock appreciation right award, stock appreciation right award agreement, notice of restricted stock unit award, restricted stock unit award agreement, notice of performance shares award and performance shares agreement (incorporated herein by reference to Exhibit 10.03 of the Form S-1).

99.03	2010 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.19 of the Form S-1).
Item 9. Undertakings.
          a. The undersigned Registrant hereby undertakes:
               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          b. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          c. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monrovia, State of California, on this 22nd day of July, 2010.

GREEN DOT CORPORATION
By:	/s/ Steven W. Streit
Steven W. Streit
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Steven W. Streit, John C. Ricci and John L. Keatley, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post- effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to this Registration Statement, including post-effective amendments, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

Chairman, President, Chief
Executive Officer (Principal
/s/ Steven W. Streit	Executive Officer)	July 22, 2010
Steven W. Streit

	Chief Financial Officer	July 22, 2010
/s/ John L. Keatley	(Principal Financial Officer)
John L. Keatley

	Chief Accounting Officer	July 22, 2010
/s/ Simon M. Heyrick	(Principal Accounting Officer)
Simon M. Heyrick

/s/ Kenneth C. Aldrich	Director	July 22, 2010
Kenneth C. Aldrich

/s/ Timothy R. Greenleaf	Director	July 22, 2010
Timothy R. Greenleaf

/s/ Virginia L. Hanna	Director	July 22, 2010
Virginia L. Hanna

/s/ Michael J. Moritz	Director	July 22, 2010
Michael J. Moritz

/s/ William H. Ott, Jr.	Director	July 22, 2010
William H. Ott, Jr.

/s/ W. Thomas Smith, Jr.	Director	July 22, 2010
W. Thomas Smith, Jr.

Exhibit Index

Number	Exhibit Title
4.01	Form of Tenth Amended and Restated Certificate of Incorporation of the Registrant, to be effective upon the completion of the Registrant’s initial public offering of its common stock (incorporated herein by reference to Exhibit 3.02 of the Form S-1).

4.02	Form of Amended and Restated Bylaws of the Registrant, to be effective upon the completion of the Registrant’s initial public offering of its common stock (incorporated herein by reference to Exhibit 3.04 of the Form S-1).

5.01	Opinion of Fenwick & West LLP regarding legality of the securities being registered.

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.01	Power of Attorney (see signature page hereto).

99.01	Second Amended and Restated 2001 Stock Plan and forms of notice of stock option grant, stock option agreement and stock option exercise letter (incorporated herein by reference to Exhibit 10.02 of the Form S-1).

99.02	2010 Equity Incentive Plan and forms of notice of stock option grant, stock option award agreement, notice of restricted stock award, restricted stock agreement, notice of stock bonus award, stock bonus award agreement, notice of stock appreciation right award, stock appreciation right award agreement, notice of restricted stock unit award, restricted stock unit award agreement, notice of performance shares award and performance shares agreement (incorporated herein by reference to Exhibit 10.03 of the Form S-1).

99.03	2010 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.19 of the Form S-1).